   As filed with the Securities and Exchange Commission on December 22, 1998

                                                       Registration No. 33-50601
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 4
                                      to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               PG&E CORPORATION
            (Exact name of registrant as specified in its charter)

              California                                 94-3234914
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

                      One Market, Spear Tower, Suite 2400
                        San Francisco, California 94105
              (Address of principal executive offices) (zip code)

                               Savings Fund Plan
               for Employees of Pacific Gas and Electric Company
                           (Full title of the Plan)

                             Gary P. Encinas, Esq.
                             77 Beale Street, B30A
                                P.O. Box 770000
                        San Francisco, California 94177
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:(415) 973-2784

INTRODUCTORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (No. 33-50601) filed by PG&E Corporation covering the offer and sale of up to 19,000,000 shares of its common stock (the "Registered Shares") to participants of the Savings Fund Plan for Employees of Pacific Gas and Electric Company is filed for the purpose of transferring 2,000,000 of the remaining unsold Registered Shares (the "Transferred Shares") to Registration Statement on Form S-8 (No. 333-69437) filed by PG&E Corporation to register the offer and sale of the Transferred Shares (plus one share of PG&E Corporation common stock) to the employees of various PG&E Corporation subsidiaries who participate in the PG&E Energy Services Retirement Plan, the U.S. Generating Company 401(k) Profit-Sharing Plan, and the U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees.

                                    PART I

Information required by Items 1 and 2 of Part I to be contained in the Section 10(a) prospectus need not be filed with the Commission as part of the registration statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of PG&E Corporation (the "Registrant") and the Savings Fund Plan for Employees of Pacific Gas and Electric Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock ("Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or by the Savings Fund Plan for Employees of Pacific Gas and Electric Company after the date of this registration statement pursuant to Sections 13(a), 13(C), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Inapplicable.


Item 5.   Interests of Named Experts and Counsel.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment No. 2 to this Registration Statement filed on December 30, 1996.


Item 6.   Indemnification of Directors and Officers.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment No. 2 to this Registration Statement filed on December 30, 1996.


Item 7.   Exemption from Registration Claimed.

          Inapplicable.

Item 8.   Exhibits.

          5.1 The Registrant's subsidiary, Pacific Gas and Electric Company (PG&E"), has received a favorable determination letter from the Internal Revenue Service (IRS") concerning the qualification of the Savings Fund Plan for Employees of Pacific Gas and Electric Company (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. The Registrant will cause PG&E to submit any future material amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

          5.2 Opinion of Bruce R. Worthington, Esq. (incorporated by reference to Exhibit 5.2 of Post-Effective Amendment No. 2 to this Registration Statement).

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Bruce R. Worthington (included in Exhibit 5.2 hereto).

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this post-effective amendment to Registration Statement No. 33-50601.


Item 9.   Undertakings.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment No. 2 to this Registration Statement filed on December 30, 1996.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement No. 33-50601 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 21st day of December, 1998.

                                       PG&E CORPORATION
                                       (Registrant)


                                       By  /s/ GARY P. ENCINAS
                                          ---------------------------
                                            GARY P. ENCINAS
                                            Attorney-in-Fact


  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement No. 33-50601 has been signed by the following persons in the capacities indicated and on the dates indicated.

       Signatures                      Title                Date
-----------------------------   -------------------   -----------------

A.   Principal Executive
     Officer
     *ROBERT D. GLYNN, JR.      Chairman of the       December 21, 1998
                                Board, President,
                                and Chief
                                Executive Officer

B.   Principal Financial
     Officer
     *MICHAEL E. RESCOE         Senior Vice           December 21, 1998
                                President
                                and Chief Financial
                                Officer



C.   Controller or
     Principal Accounting
     Officer                    Vice President and    December 21, 1998
     *CHRISTOPHER P. JOHNS      Controller

D.        Directors

          *ROBERT D. GLYNN, JR.  )
          *RICHARD A. CLARKE     )
          *H. M. CONGER          )
          *MARY S. METZ          )
          *JOHN C. SAWHILL       )
          *WILLIAM S. DAVILA     )

          *REBECCA Q. MORGAN     )
          *DAVID A. COULTER      )Directors
          *C. LEE COX            )
          *ALAN SEELENFREUND     )
          *RICHARD B. MADDEN     )
          *BARRY LAWSON WILLIAMS )
          *DAVID M. LAWRENCE     )
          *CARL E. REICHARDT     )



* By  /s/ GARY P. ENCINAS
     -------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact)


   The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this post-effective amendment to Registration Statement No. 33-50601 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 17th day of December, 1998.



                                  SAVINGS FUND PLAN FOR EMPLOYEES OF
                                  PACIFIC GAS AND ELECTRIC COMPANY

                                  By: /s/  BRUCE R. WORTHINGTON
                                      --------------------------------------
                                      Chairman, Employee Benefit Finance
                                      Committee

                                 EXHIBIT INDEX


          23.1  Consent of Arthur Andersen LLP.

          24.1  Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this post-effective amendment to Registration Statement No. 33-50601.